UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
June 19, 2017
FLIR Systems, Inc.
(Exact name of registrant as specified in its charter)

Oregon (State or other jurisdiction of incorporation)	0-21918 (Commission File Number)	93-0708501 (IRS Employer Identification No.)

27700 SW Parkway Avenue Wilsonville, Oregon (Address of Principal Executive Offices)		97070 (Zip Code)

503-498-3547
(Registrant’s telephone number, including area code)
 (Former name or former address, if changed since last report)

________________________________________________________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                         Emerging growth company □
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On February 14, 2017, FLIR Systems, Inc. (the “Company”) announced that Andrew C. Teich planned to retire as soon as his successor was appointed.

In connection with the appointment of James J. Cannon to the role of President, Chief Executive Officer and Director of the Company effective June 19, 2017, the Company entered into a Separation and Transition Agreement with Mr. Teich dated June 18, 2017 (the “Transition Agreement”). The Transition Agreement supersedes and terminates the Employment Agreement previously entered into between the Company and Mr. Teich, May 19, 2013, including any severance payments or benefits thereunder.

Under the Transition Agreement, Mr. Teich voluntarily resigned, effective June 19, 2017, as President and Chief Executive Officer of the Company and from all other executive positions he holds with the Company and any and all of the Company’s subsidiaries and other affiliates, and contemporaneously delivered his written resignation from the Company’s board of directors, also effective June 19, 2017.

The Transition Agreement provides that Mr. Teich will continue his employment with the Company, on an at-will basis, during a transition period (the “Transition Period”) from June 19, 2017 through August 31, 2017 (the “Separation Date”). During the Transition Period, Mr. Teich will (a) be compensated for the performance of his duties at his base salary in effect as of June 18, 2017, less customary and required taxes and employment-related deductions, in accordance with the Company’s normal payroll practice and (b) continue his participation in the Company’s benefit plans under the same terms and conditions in effect as of June 18, 2017.

Following the Separation Date, Mr. Teich will serve as a senior advisor to the Company, on an at-will basis, for a period of one year (the “Advisory Period”) providing transition and other related advisory services to the Company to assist in providing an effective transition of his responsibilities to his successor in accordance with the terms of the Transition Agreement. During the Advisory Period, and in connection with the effectiveness of the release of claims with the Company that is attached to the Transition Agreement (the “Release”), Mr. Teich will (a) receive compensation for the performance of his duties at a rate of $35,917 per month (pro-rated for any partial month), less applicable taxes and withholdings, (b) and his dependents will be eligible to continue participation in the Company’s group health plan in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and the Company will reimburse Mr. Teich for the portion of premiums for such participation paid by Mr. Teich that would be paid by the Company if Mr. Teich were an active employee, and (c) be entitled to reimbursement from the Company for certain technology-related expenses set forth in the Transition Agreement as well as out-of-pocket expenses Mr. Teich incurs in the performance of his duties as senior advisor.

Under the Transition Agreement, and following the effectiveness of the Release, Mr. Teich will receive payment of his target 2017 bonus payment, pro-rated for the period of January 1, 2017, through the Separation Date. The Company will pay such amount in one lump sum payment, less applicable withholdings, in accordance with the Company’s normal payroll practices and at the same time as other similarly-situated participants in the Company’s Executive Bonus Plan.

The Transition Agreement also provides that for a period of two years following the Separation Date or one year following the termination of the Transition Agreement by Mr. Teich, whichever is longer, Mr. Teich will be subject to certain non-competition and non-solicitation restrictions set forth in the Transition Agreement. If the Company terminates the Transition Agreement before the end of the Advisory Period, these restrictions apply for a period of 12 months after the date of such termination.

The foregoing description of the Separation and Transition Agreement does not purport to be complete and is qualified in its entirety by the full text of the agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01.     FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits
    10.1    Separation and Transition Agreement between FLIR Systems, Inc. and Andrew C. Teich dated
June 18, 2017.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLIR SYSTEMS, INC.
Date: June 21, 2017	By:	/s/ Todd M. DuChene
Todd M. DuChene Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1        Separation and Transition Agreement between FLIR Systems, Inc. and Andrew C. Teich dated
June 18, 2017.